TENTH SUPPLEMENTAL INDENTURE OF TRUST

                     (Establishing New Bonds, 2001 Series A,
                    Establishing New Bonds, CoBank Series B,
                                       and
           Adopting Amended and Restated Indenture to Become Effective
                               Upon Release Date)

         THIS TENTH SUPPLEMENTAL INDENTURE OF TRUST, dated as of March ___, 2001, is amendatory and supplemental to that certain Indenture of Trust dated September 15, 1991 (the "Original Indenture"), by and between CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative (the "Company"), and SECURITY PACIFIC BANK WASHINGTON, N.A., a national banking association, recorded September 25, 1991, under the following recording numbers:

Recording District                               Recording Number, Book and Page
------------------                               -------------------------------
    Anchorage                                    91-040327 (Book 2195, Page 178)
    Kenai                                         91-7151 (Book 389, Page 637)
    Palmer                                       91-011276(Book 663,  Page 167)
    Seward                                        91-1051(Book 62, Page 251)
    Valdez                                        91-0738 (Book 114, Page 233)

         The Original Indenture was amended by those First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth and Ninth Supplemental Indentures, dated as of March 17, 1993, May 19, 1994, June 29, 1994, March 1, 1995, September 6,
1995,  April 3,  1996,  June 1, 1997,  February  4,  1998,  and April 25,  2000,
respectively, and recorded as follows:

-------------------- --------------------- ----------------------------------------------- ---------------------------
RECORDING DISTRICT       SUPPLEMENTAL
                          INDENTURE               RECORDING NUMBER, BOOK AND PAGE                RECORDING DATE
-------------------- --------------------- ----------------------------------------------- ---------------------------
-------------------- --------------------- ----------------------------------------------- ---------------------------
     Anchorage              First                 93-014587 (Book 2394, Page 638)                March 30, 1993
                            Second                94-036094 (Book 2656, Page 313)                 May 23, 1994
                            Third                 94-046579 (Book 2678, Page 629)                July 11, 1994
                            Fourth                95-015010 (Book 2772, Page 604)                March 31, 1995
                            Fifth                 96-006182 (Book 2886, Page 853)              February 12, 1996
                            Sixth                 96-028052 (Book 2936, Page 602)                June 10, 1996
                           Seventh             97-044282 (Book 3117, Page 356)                 September 2, 1997
                            Eighth             98-021693 (Book 3232, Page 498)                   April 20, 1998
                            Ninth              00-022696 (Book 3632, Page 459)                    May 12, 2000
-------------------- --------------------- ----------------------------------------------- ---------------------------
-------------------- --------------------- ----------------------------------------------- ---------------------------
       Kenai                First                   94-3630 (Book 441, Page 841)                 April 27, 1994
                            Second                  94-4844 (Book 444, Page 348)                  May 31, 1994
                            Third                   94-6354 (Book 447, Page 238)                 July 11, 1994
                            Fourth                  95-0383 (Book 461, Page 299)                 April 10, 1995
                            Fifth                   96-1826 (Book 480, Page 485)                 March 12, 1996
                            Sixth                   96-4713 (Book 486, Page 796)                 June 18, 1996
                           Seventh                  97-7086 (Book 513, Page 807)               September 4, 1997
                            Eighth                  98-3320 (Book 528, Page 037)                 April 28, 1998
                            Ninth                   00-4307 (Book 583, Page 768)                 June 15, 2000
-------------------- --------------------- ----------------------------------------------- ---------------------------
-------------------- --------------------- ----------------------------------------------- ---------------------------
      Palmer                First                   94-6629 (Book 763, Page 279)                 April 26, 1994
                            Second                 94-008794 (Book 768, Page 219)                 May 27, 1994
                            Third                  94-011249 (Book 773, Page 460)                July 11, 1994
                            Fourth                 95-003739 (Book 800, Page 693)                April 4, 1995
                            Fifth                  96-003374 (Book 840, Page 390)                March 12, 1996
                            Sixth                  96-008674 (Book 852, Page 453)                June 18, 1996
                           Seventh                97-014700 (Book 0911, Page 038)              September 4, 1997
                            Eighth                98-007176 (Book 0946, Page 137)                April 28, 1998
                            Ninth                 00-009719 (Book 1073, Page 010)                June 13, 2000
-------------------- --------------------- ----------------------------------------------- ---------------------------
-------------------- --------------------- ----------------------------------------------- ---------------------------
      Seward                First                    94-562 (Book 72, Page 239)                  April 29, 1994
                            Second                  94-0832 (Book 72, Page 786)                   June 2, 1994
                            Third                   94-1091 (Book 73, Page 283)                  July 12, 1994
                            Fourth                  95-0392 (Book 76, Page 575)                  April 4, 1995
                            Fifth                   96-0301 (Book 80, Page 589)                February 29, 1996
                            Sixth                   96-0853 (Book 81, Page 859)                  June 19, 1996
                           Seventh                  97-1278 (Book 87, Page 352)                September 10, 1997
                            Eighth                  98-0632 (Book 90, Page 707)                  April 29, 1998
                            Ninth                   00-0808 (Book 101, Page 096)                 June 13, 2000
-------------------- --------------------- ----------------------------------------------- ---------------------------

-------------------- --------------------- ----------------------------------------------- ---------------------------
      Valdez                First                   94-0604 (Book 122, Page 677)                 April 27, 1994
                            Second                  94-0767 (Book 122, Page 967)                  May 31, 1994
                            Third                   94-0971 (Book 123, Page 269)                 July 11, 1994
                            Fourth                  95-0383 (Book 126, Page 214)                 April 10, 1995
                            Fifth                   96-0158 (Book 128, Page 435)               February 28, 1996
                            Sixth                   96-0550 (Book 129, Page 361)                 June 19, 1996
                           Seventh                  97-0972 (Book 133, Page 332)               September 22, 1997
                            Eighth                  98-0408 (Book 135, Page 186)                 April 29, 1998
                            Ninth                   00-0592 (Book 142, Page 010)                 June 14, 2000
-------------------- --------------------- ----------------------------------------------- ---------------------------

         The Original Indenture, as amended by the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth and Ninth Supplemental Indentures, is referred to herein as the "Indenture." All capitalized terms used and not otherwise defined in this Tenth Supplemental Indenture shall have the meanings assigned to those terms in the Indenture, except where the context clearly indicates otherwise. U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association, currently acts as the Trustee under the Indenture.

         Pursuant to the Indenture, the Company did grant, bargain, sell, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee all rights, privileges and franchises of the Company of every kind and description, real, personal or mixed, tangible and intangible, whether then owned or thereafter acquired by the Company, except any Excepted Property (as defined in the Indenture), and granted a security interest therein for the purposes therein expressed.

         The Indenture secures payment of the principal of (and premium, if any) and interest on the Outstanding Secured Bonds (as defined in the Indenture) and the performance of the covenants contained in such Outstanding Secured Bonds and the Indenture.

         The purpose of the First, Second, Fourth, Sixth, Eighth and Ninth Supplemental Indentures was to confirm the Company's intention that certain real property (described in the respective Supplemental Indentures) acquired by the Company after the date of the Original Indenture be subjected to the lien of the Indenture, and to confirm the substitution of Seattle-First National Bank (successor by merger to the original Trustee, Security Pacific Bank Washington, N.A.) as Trustee under the Indenture. The purposes of the Third and Seventh Supplemental Indentures were to establish and modify, respectively, a series of bonds designated First Mortgage Bonds, CoBank Series, to be issued to CoBank, ACB. The purpose of the Fifth Supplemental Indenture was to establish a series of bonds designated First Mortgage Bonds, Series CFC, to be issued to the National Rural Utilities Cooperative Finance Corporation.

         As a result of the acquisition by First Trust National Association, a national banking association, of the trust business of Bank of America NW, N.A. (formerly known as Seattle-First National Bank), and the acquisition by U.S. Bank Trust National Association of the trust business of Bank of America NW, N.A., U.S. Bank Trust National Association has succeeded to the interest of the Trustee under the Indenture.

         The purposes of this Tenth Supplemental Indenture are to (i) provide for the creation of two new series of Bonds, designate the series to be created and specify the form and provisions of the Bonds of each such new series, and
(ii) amend and restate the Indenture in its entirety, effective as of and after the Release Date (as defined below), such that, from and after the Release Date,
(A) all Outstanding Secured Bonds issued on or after the date of this Tenth Supplemental Indenture shall constitute Obligations as defined in, and be entitled to the benefits of, the Amended and Restated Indenture (as defined below), and (B) the lien and security interests arising under the Indenture on the Trust Estate shall terminate and the entire Trust Estate (as defined in the Indenture) shall be reconveyed and re-assigned to the Company.

A. Amendments to Original Indenture. The Original Indenture is hereby further amended as follows:

     (1) In Article One, there is added a new definition, as follows:

                         "Release  Date" means the earliest  date on which there
                  ceases to be Outstanding each and every Bond issued prior to March ___, 2001, other than any Bond whose Holder shall have agreed in writing that the Release Date may occur while such Bond remains Outstanding.

     (2) With respect to Bonds issued on or after the date of this Tenth Supplemental Indenture, the words "First Mortgage Bond" appearing in the title of the Bonds at the top of page 31 in Section 2.02 (Form of Face of Bond) of the Original Indenture are deleted and the words "New Bond" are substituted therefor.

     (3) With respect to Bonds issued on or after the date of this Tenth Supplemental Indenture, Section 2.03 (Form of Reverse of Bond) of the Original Indenture is amended as follows:

          (a) The first sentence of the first paragraph of Section 2.03 on pages 32-33 of the Original Indenture is deleted in its entirety and the following sentences are substituted therefor:

               This is one of the Bonds referred to in and secured by the Indenture of Trust dated as of September 15, 1991, by and between Chugach Electric Association, Inc. and Security Pacific Bank

               Washington, N.A., as trustee, as the same may be amended and effective from time to time prior to the Release Date (as defined therein) (the "Pre-Release Indenture"), under which the undersigned now acts as trustee (the "Trustee," which term includes any successor trustee under the Indenture). From and after the Release Date (as defined in the Tenth Supplemental Indenture of Trust to the Pre-Release Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture dated March ___, 2001, between Chugach Electric Association, Inc. and U.S. Bank Trust National Association, the form of which is attached as Exhibit A to such Tenth Supplemental Indenture (the "Amended and Restated Indenture"), which Amended and Restated Indenture amends and supersedes the Pre-Release Indenture in its entirety from and after the Release Date. The Pre-Release
               Indenture, including all indentures supplemental thereto and effective prior to the Release Date, contains a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered, in each case prior to the Release Date. The Amended and Restated Indenture, including all indentures supplemental thereto, contains a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Obligations and of the terms upon which the Obligations are, and are to be, authenticated and delivered from and after the Release Date. From and after the Release Date, the term "Bond" as used in this instrument shall be construed to mean "Obligation" as that term is used in the Amended and Restated Indenture and all indentures supplemental thereto. The term "Indenture" as used herein means the Pre-Release Indenture prior to the Release Date and the Amended and Restated Indenture from and after the Release Date.

          (b)  In the first full paragraph on page 37 of the Original Indenture:

               (i) The phrase "Section 13.02 of the Indenture" is deleted and the phrase "Section 13.02 of the Pre-Release Indenture (prior to the Release Date) or Section 10.2 of the Amended and Restated Indenture (on and after the Release Date)" is substituted therefor.

               (ii) The phrase "Article Nine" is deleted and the phrase "Article
                    Nine of the  Pre-Release  Indenture  (prior  to the  Release
                    Date) or Article 6 of the Amended and Restated Indenture (on and after the Release Date)" is substituted therefor.

          (c)  In the  first  paragraph  on page 38 of the  Original  Indenture,
               "Section   34.22.010"  is  deleted  and  "Section  34.20.160"  is
               substituted therefor.

     (4) Section 2.04 (Form of Trustee's Certificate of Authentication) of the Original Indenture is amended to provide that the form of Trustee's Certificate of Authentication for all Bonds issued after the date of this Tenth Supplemental Indenture and prior to the Release Date is as follows:

                           This is one of the Bonds referred to in and secured by the Indenture of Trust dated as of September 15, 1991, by and between Chugach Electric Association, Inc. and Security Pacific Bank Washington, N.A., as the same may be amended and effective from time to time prior to the Release Date (the "Pre-Release Indenture"), under which the undersigned now acts as Trustee. From and after the Release Date (as defined in the Tenth Supplemental Indenture of Trust to the Pre-Release Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture dated March ___, 2001, between Chugach Electric Association, Inc. and U.S. Bank Trust National Association, the form of which is attached as Exhibit A to such Tenth Supplemental Indenture (the "Amended and Restated Indenture"), which Amended and Restated Indenture amends and supersedes the Pre-Release Indenture in its entirety from and after the Release Date.

                                            ----------------------------------
                                            as Trustee


                                            By:   ______________________________
                                                  Authorized Signatory

     (5) Section 3.01 (General Title) of the Original Indenture is amended to provide that the general title of the Bonds of all series of Bonds issued after the date of this Tenth Supplemental Indenture and prior to the Release Date shall be "NEW BONDS."

B. New Bonds, 2001 Series A. There is hereby established under the Indenture, as further amended by this Tenth Supplemental Indenture, a new series of Bonds, as follows:

     (1)  The new series of Bonds is entitled "New Bonds, 2001 Series A."

     (2) The New Bonds, 2001 Series A shall be governed by the provisions of Appendix 1 attached to this Tenth Supplemental Indenture.

C. New Bonds, CoBank Series B. There is hereby established under the Indenture, as modified by this Tenth Supplemental Indenture, a new series of Bonds, as follows:

     (1)  The new series of Bonds is entitled "New Bonds, CoBank Series B."

     (2) The New Bonds, CoBank Series B shall be governed by the provisions of Appendix 2 attached to this Tenth Supplemental Indenture.

D.   Amended and Restated Indenture.  Effective from and after the Release Date,
     (i) all covenants, terms, conditions and other provisions of the Indenture shall be amended and superseded in their entirety by the covenants, terms, conditions and other provisions of the Amended and Restated Indenture dated as of March ___, 2001, a copy of which is attached as Exhibit A to this Tenth Supplemental Indenture, and (ii) any lien or security interest arising under the Indenture shall automatically and without further action terminate, and (iii) the Trustee shall forthwith take all steps (including but not limited to execution, delivery, recording and filing of satisfactions of mortgage or Uniform Commercial Code termination statements) the Company deems reasonably necessary or desirable to confirm or give notice of the termination and release of any lien or security interest arising under the Indenture and to evidence the reconveyance, re--assignment, and transfer to the Company of all right, title and interest of the Trustee in and to the Trust Estate (including but not limited to all Trust Moneys and Pledged Securities).

E. Ratification. Except as expressly amended by this Tenth Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions of the Indenture shall remain in full force and effect, and this Tenth Supplemental Indenture shall be deemed to be a part of the Indenture.

F. Counterparts. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

G. Execution Date. Although this Tenth Supplemental Indenture is dated for convenience and for the purpose of reference as of the date set forth in the first paragraph hereof, the actual date or dates of execution by the Company and by the Trustee are as indicated by their respective acknowledgments hereto annexed.



                                         CHUGACH ELECTRIC ASSOCIATION, INC.,
                                         an Alaska electric cooperative


                                         By
                                            --------------------------
                                            Title:
                                                  --------------------------


                                         U.S. BANK TRUST NATIONAL ASSOCIATION,
                                         a national banking association,
                                         as Trustee


                                         By
                                            --------------------------
                                            Title:
                                                  --------------------------

STATE OF ALASKA            )
                           )        ss.
THIRD JUDICIAL DISTRICT    )

          The foregoing instrument was acknowledged before me this ____________ day of March, 2001, by _______________________, the ____________________ of
CHUGACH ELECTRIC ASSOCIATION, INC., an Alaska electric cooperative, on behalf of the cooperative.


                         ------------------------------------------
                         (Signature of person taking the acknowledgment), Notary Public in and for Alaska.
                         My commission expires ____________.



STATE OF WASHINGTON                                  )
                                                     ) ss.
COUNTY OF KING                                       )

         I certify that I know or have satisfactory evidence that ___________________, is the person who appeared before me, and said person acknowledged that (s)he signed this instrument, on oath stated that (s)he was authorized to execute the instrument and acknowledged it as the ___________________ of U.S. BANK TRUST NATIONAL ASSOCIATION, to be the free and voluntary act and deed of said national banking association, acting in its capacity as trustee, for the uses and purposes therein mentioned.

         Given under my hand and official seal this _____ day of March, 2001.


                           ------------------------------------------
                           Print name: ________________________________
                           NOTARY PUBLIC in and for the State of Washington, residing at ______________________
                           My appointment expires ______________________
                           My commission expires ____________.

                                   APPENDIX 1
                                       TO
                          TENTH SUPPLEMENTAL INDENTURE
                           (New Bonds, 2001 Series A)


         This Appendix 1 to Tenth Supplemental Indenture is attached to and incorporated into that Tenth Supplemental Indenture date as of March ___, 2001, between Chugach Electric Association, Inc. and U.S. Bank Trust National Association, which Tenth Supplemental Indenture amends and supplements that Indenture of Trust dated as of September 15, 1991 (as previously or hereafter supplemented, modified or amended from time to time, the "Indenture").

A.       General Provisions and Definitions

         All Capitalized terms used but not otherwise defined herein shall have the meanings assigned to those terms in the Indenture, except in cases where the context clearly indicates otherwise.

B.       New Bonds of 2001 Series A and Certain Provisions Relating Thereto
         ------------------------------------------------------------------

     (1)  Specific Title, Terms and Forms.

          (a) The new series of Bonds is entitled "New Bonds, Series 2001A" (herein called the "2001 Series A Bonds"). The forms thereof shall be substantially as set forth in Article Two with such insertions, omissions, substitutions and variations as may be determined by the Officers executing the same as evidenced by their execution thereof to reflect the applicable terms of the 2001 Series A Bonds established by this Article.

          (b) The aggregate principal amount of the 2001 Series A Bonds which may be authenticated and delivered and Outstanding is limited to One Hundred Fifty Million Dollars ($150,000,000). The 2001 Series A Bonds shall be issued in denominations of $1,000 or any multiple thereof. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

          (c) The 2001 Series A Bonds shall bear interest from their date payable on September 15, 2001, and semiannually thereafter on the fifteenth (15th) day of March and the fifteenth (15th) day of September of each year at the rate of ______________ percent (____%) per annum and shall mature on March 15, 2011.


TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 1, Page i

          (d) The principal of, and interest on, the 2001 Series A Bonds shall be payable at the office or agency of the Trustee at 180 East Fifth Street, 3rd Floor, St. Paul, MN 55101. Such location is herein called a Place of Payment.

          (e) The Regular Record Date for the payment of the interest on the 2001 Series A Bonds payable, and punctually paid or duly provided for, on any Interest Payment Date shall be the last day (whether or not a business day) of the calendar month next preceding such Interest Payment Date.

     (2)  Exchangeability.

          (a) When the 2001 Series A Bonds are held in a Book-Entry System, the delivery of 2001 Series A Bonds, exchanges, transfers and assignment of the 2001 Series A Bonds and issuance of the 2001 Series A Bonds shall be determined by the provisions of the DTC Letter of Representation executed by the Company in connection with such series (as the same may amended from time to time). Subject to Section 3.07 of the Indenture, all 2001 Series A Bonds not held in the Book-Entry System shall be fully interchangeable, and, upon surrender at the office or agency of the Trustee in a Place of Payment therefor, shall be exchangeable for other 2001 Series A Bonds of the same maturity but of a different authorized denomination or denominations, as requested by the Holder surrendering the same. The Company will execute, and the Trustee shall authenticate and deliver, 2001 Series A Bonds whenever the same are required for any such exchange.

     (3) No Redemption. The 2001 Series A Bonds are not redeemable at any time prior to maturity.

     (4)  Book-Entry System, Certificates, Registration and Payment.

          (a) The 2001 Series A Bonds initially shall be held in a Book-Entry System and shall (except to the extent otherwise required by the DTC Letter of Representation with respect to the 2001 Series A Bonds) be evidenced by one certificate for each maturity, in an amount equal to the aggregate principal amount of such maturity.


TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 1, Page ii

          (b) The principal of, premium, if any, and interest on the 2001 Series A Bonds shall be payable in lawful money of the United States of America. While the 2001 Series A Bonds are held in the Book-Entry System, payment of the principal of, premium, if any, and interest on the 2001 Series A Bonds shall be made by wire transfer of Federal funds or equivalent same-day funds, or in such other manner as permitted by the DTC Letter of Representation executed by the Company in connection with such series (as the same may be amended from time to time), to the account of Cede & Co. In the event the 2001 Series A Bonds are no longer held in the Book-Entry System, interest on the 2001 Series A Bonds shall be payable on each Interest Payment Date by check payable to the Holder (except that if so instructed in writing by a Holder of $1,000,000 or more of the 2001 Series A Bonds, such payments shall be made by wire transfer of Federal Reserve funds on the Interest Payment Date), mailed to the Holder at his or her address as it appears on the Bond Register on the last day of the calendar month prior to the Interest Payment Date, or in such other manner as such Holder and the Trustee may determine. Except as may be provided in the DTC Letter of Representation with respect to 2001 Series A Bonds, payment of principal (other than through operation of a sinking fund, if any) shall be made only upon presentation and surrender of each 2001 Series A Bond, as the same becomes due, at the office from which the Trustee performs the payment function for 2001 Series A Bonds.

          (c) The Trustee shall act as Bond Registrar and shall maintain registration books for the registration and the registration of transfer of the 2001 Series A Bonds.

          (d) So long as the 2001 Series A Bonds are held in the Book-Entry System, the registered Holder of all of the 2001 Series A Bonds shall be DTC, and the 2001 Series A Bonds shall be registered in the name of Cede & Co., as nominee for DTC pursuant to the DTC Letter of Representation with respect to 2001 Series A Bonds, as amended from time to time, and the provisions of such Letter of Representation shall be incorporated herein by this reference.

          (e) Upon initial issuance, the ownership of the 2001 Series A Bonds shall be registered by the Trustee on the Bond Register in the name of Cede & Co., as nominee of DTC. The Trustee and the Company may treat DTC (or its nominee) as the sole and exclusive registered Holder of the 2001 Series A Bonds registered in its name for the purposes of payment of the principal of or interest


TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 1, Page iii
               on the 2001 Series A Bonds, giving notice as required under this Indenture, registering the transfer of 2001 Series A Bonds, obtaining any consent or other action to be taken by the Holders and for all other purposes whatsoever; and neither the Trustee nor the Company shall be affected by any notice to the contrary. Neither the Trustee nor the Company shall have any responsibility or obligation to any person claiming a beneficial ownership interest in the 2001 Series A Bonds under or through DTC or any DTC Participant, or any other person which is not shown on the Bond Register as being a registered Holder, with respect to the accuracy of any records maintained by DTC or any DTC Participant; the payment by DTC or any DTC Participant of any amount in respect of the principal of or interest on the 2001 Series A Bonds; any notice or direction which is permitted or required to be given to or received from Holders under this Indenture; or any consent given or other action taken by DTC as Holder; nor shall any DTC Participant or any such Person be deemed to be a third party beneficiary of any Holders' rights under this Indenture. The Trustee shall pay from moneys available hereunder all principal of and premium, if any, and interest on the 2001 Series A Bonds only to or upon the order of DTC or its designee, and all such payments shall be valid and effective to fully satisfy and discharge the Company's obligations with respect to the principal of and premium, if any, and interest on the 2001 Series A Bonds to the extent of the sum or sums so paid. So long as the 2001 Series A Bonds are held in the Book-Entry System, no person other than DTC shall receive an authenticated Bond for each separate stated maturity evidencing the obligation of the Company to make payments of principal of and premium, if any, and interest pursuant to this Indenture. Upon delivery by DTC to the Trustee of DTC's written notice to the effect that DTC has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions of this Indenture with respect to transfers of 2001 Series A Bonds, the term "Cede & Co." in this Indenture shall refer to such new nominee of DTC.

     (5)  Availability of Bond Certificates.

          (a) At any time it determines that it is in the best interests of the Holders, the Company may notify DTC and the Trustee, whereupon DTC will, if consistent with DTC's then-current policies, notify the DTC Participants, of the availability through DTC of 2001 Series A Bond certificates. In such event, the Company shall prepare and execute and the Trustee shall issue, transfer and exchange, at the expense of the Company, 2001 Series A Bond


TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 1, Page iv
               certificates as requested in writing by DTC in appropriate amounts. DTC may determine to discontinue providing its services with respect to the 2001 Series A Bonds at any time by giving written notice to the Company and the Trustee and discharging its responsibilities with respect thereto under applicable law. If DTC resigns as securities depository for the 2001 Series A Bonds, 2001 Series A Bond certificates shall be delivered pursuant to this Section. Under such circumstances (if there is no successor securities depository), the Company and the Trustee shall be obligated to deliver 2001 Series A Bonds as described in this Indenture, provided that the expense in connection therewith shall be paid by the Company. In the event that certificates for 2001 Series A Bonds are issued, the provisions of this Indenture shall apply to, among other things, the transfer and exchange of such certificates and the method of payment of principal of, premium, if any, and interest on such 2001 Series A Bonds. Whenever DTC requests the Company to do so, the Company will cooperate with DTC in taking appropriate action after written notice (a) to make available one or more separate certificates evidencing the 2001 Series A Bonds to any DTC Participant having 2001 Series A Bonds credited to its DTC account, or (B) to arrange for another securities depository to maintain custody of certificates evidencing the 2001 Series A Bonds.

     (6)  Use of Proceeds.

          (a) The Company shall use the proceeds from the sale of the 2001 Series A Bonds:

               (i)  to pay amounts owing under existing lines of credit;

               (ii) to redeem any Outstanding Bonds; and

               (iii) for such other purposes as the Company may determine.

     (7) MBIA Insurance Corporation ("MBIA") is a Credit Enhancer with respect to the 2001 Series A Bonds. Any notices given to MBIA Insurance Corporation pursuant to the Indenture or otherwise in connection with the 2001 Series A Bonds shall be given to MBIA Insurance Corporation, 113 King Street, Armonk, NY 10504, Attn: Insured Portfolio Management. If MBIA, in its capacity as Credit Enhancer with respect to the 2001 Series A Bonds, approves any Supplemental Indenture, the Company shall

TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 1, Page v
          promptly provide a copy of such  Supplemental  Indenture to Standard &
          Poor's  Ratings   Services  Group,  a  division  of  the  McGraw  Hill
          Companies, Inc.


TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 1, Page vi

                                   APPENDIX 2
                                       TO
                          TENTH SUPPLEMENTAL INDENTURE
                          (New Bonds, CoBank Series B)

         This Appendix 2 to Tenth Supplemental Indenture is attached to and incorporated into that Tenth Supplemental Indenture date as of March ___, 2001, between Chugach Electric Association, Inc. and U.S. Bank Trust National Association, which Tenth Supplemental Indenture amends and supplements that Indenture of Trust dated as of September 15, 1991 (as previously or hereafter supplemented, modified or amended from time to time, the "Indenture").

1.       General Provisions and Definitions

         All Capitalized terms used but not otherwise defined herein shall have the meanings assigned to those terms in the Indenture, except in cases where the context clearly indicates otherwise. In addition, the terms specifically defined in Section 2(a), or in the form of New Bond, CoBank Series B, set forth in
Section 2(b) below, shall have the meanings assigned to those terms therein.

2.       New Bonds of CoBank Series B and Certain Provisions Relating Thereto

     (a)  Terms of the New Bonds, CoBank Series B

                  There is hereby established a series of Bonds, known as and entitled "New Bonds, CoBank Series B" (hereinafter referred to as the "CoBank Series B Bonds"). The CoBank Series B Bonds shall be issued from time to time to evidence loans made by CoBank under the Credit Agreement. Except as otherwise provided in the Credit Agreement, the Company may use the proceeds of the loans for any lawful purposes.

                  The CoBank Series B Bonds shall be issuable in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof. Each CoBank Series B Bond shall be dated the date of its authentication.

                  The CoBank Series B Bonds shall bear interest from their date of issuance as specified below.

                  The CoBank Series B Bonds shall be lettered "CoBank B" and numbered from 1 consecutively upwards in order of issuance.

TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 2, Page i

                  Payments of the principal of (and premium, if any) and interest on the CoBank Series B Bonds shall be made to the Holder thereof by wire transfer of immediately available funds. Wire transfers shall be made to the following account (or to such other account as CoBank may designate by notice):

                    Name of Bank:    CoBank, ACB
                    Location of Bank:Englewood, Colorado
                    ABA Routing No.: 307088754
                    Reference:   (22020105 - Chugach Electric Association, Inc.)

                  The Company shall give CoBank telephonic notice no later than 12:00 noon. Mountain time, on the day of payment of its intent to pay by wire transfer. Wire transfers received after 3:00 p.m., Mountain time on the date of payment, shall be credited on the next Business Day.

                  The unpaid principal balance of each CoBank Series B Bond shall bear interest in accordance with one or more of the following interest rate options, as selected by the Company in accordance with the terms hereof:

                  (i) Variable Rate Option. At a rate per annum equal to the rate of interest established by CoBank in its sole discretion in each instance (subject to the limitations contained in the immediately following sentence) on the first Business Day of each week (the "Variable Rate Option"). The rate established by CoBank may not exceed CoBank's National Variable Rate on that day plus 1/4 of 1% per annum and shall be effective until the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this Variable Rate Option and information about the then current rate shall be made available upon telephonic request.

                  (ii) Fixed Rate Option. At a fixed rate per annum to be quoted by CoBank in its sole discretion (the "Fixed Rate Option"). Under this option, balances of $100,000 or more may be fixed for such periods as may be agreeable to CoBank in its sole discretion in each instance.

                  The Company shall select the applicable rate option or options at the time each CoBank Series B Bond is issued and may, on any Business Day, elect to convert any portion of the CoBank Series B Bond bearing interest at the Variable Rate Option to the Fixed Rate Option. In addition, on the last day of each fixed rate period, the Company may, subject to the terms hereof, elect to fix the rate for an additional period or convert the balance to the Variable Rate Option. In the absence of any such election, interest shall automatically accrue on such balance at (and the Company shall be deemed to have elected to convert such balance to) the Variable Rate Option. All elections provided for herein shall be made telephonically or in writing and shall become effective if

TENTH SUPPLEMENTAL
INDENTURE OF TRUST - Appendix 2, Page ii received by 2:00 p.m. Mountain time on the applicable Business Day.

                  Until the principal is completely repaid whether at Stated Maturity or by reason of redemption, interest on each CoBank Series B Bond shall be payable monthly in arrears on each Regular Interest Payment Date, with the first such payment due on the Regular Interest Payment Date in the month immediately following the month in which the Bond is issued. Interest shall be calculated on the actual number of days such Bond is Outstanding on the basis of a year consisting of 360 days. In calculating interest, the date each CoBank Series B Bond is issued shall be included and the date each installment of principal is paid shall, if such installment is received before 3:00 p.m. Mountain time, be excluded.

                  If the Company fails to make any payment required to be made under the terms of any CoBank Series B Bond or under the terms of the Credit Agreement when due, then at CoBank's option in each instance (and automatically following an acceleration or the date fixed by the Company for redemption), such payment shall bear interest from the date due to the date such amount is paid in full at the Default Rate. All interest provided for in this paragraph, together with all overdue amounts, shall be payable upon demand.

                  Each CoBank Series B Bond shall be repaid in accordance with the amortization schedule set forth in such CoBank Series B Bond and will mature on the Maturity Date for such Bond.

                  The CoBank Series B Bonds are subject to redemption at any time, upon at least twenty (20) Business Days' notice to the Holders thereof, as a whole or in part in multiples of $1,000, at the election of the Company, at a Redemption Price equal to 100% of the principal amount being redeemed, plus the Redemption Premium, if any, with respect to the CoBank Series B Bonds being redeemed, together with accrued interest to the Redemption Date on the principal amount being redeemed, but interest installments whose Interest Payment Date is on or prior to such Redemption Date will be payable on or before such Interest Payment Date to the Holders of such Bonds at the close of business on the relevant Regular Record Dates. In the event any CoBank Series B Bond is redeemed in part, such redemption shall be applied to the remaining principal installments on such CoBank Series B Bond in the inverse order of their maturity and to such fixed and variable rate balances outstanding on such CoBank Series B Bond as selected by the Holder. CoBank (if CoBank shall then be the Holder) shall not be obligated to present (for notation or otherwise) any CoBank Series B Bond being redeemed in part, but by accepting any CoBank Series B Bond CoBank shall be deemed to have irrevocably agreed that it shall not at any time sell, transfer or otherwise dispose of such CoBank Series B Bond that shall have been redeemed in part unless, prior to delivery thereof by CoBank to any transferee, CoBank shall have presented such CoBank Series B Bond to the Trustee for notation thereon of the portion of the principal thereof redeemed or shall have surrendered such CoBank Series B Bond in exchange for a new CoBank Series B Bond

TENTH SUPPLEMENTAL
INDENTURE OF TRUST - Appendix 2, Page iii for the unredeemed balance of the principal of the surrendered CoBank Series B Bond. In addition, CoBank (if CoBank shall then be the Holder) shall not be obligated to present any Bond being redeemed in full unless payment in full shall first have been received by CoBank.

                  If any Interest Payment Date or Principal Payment Date is not a Business Day, then such payment shall be made on the next Business Day and such extension shall be included in calculating the amount of interest owing hereunder.

                  CoBank shall keep a record of the interest elections made with respect to each CoBank Series B Bond, the accrued interest on each such Bond, and all payments of principal and interest made with respect thereto, and such record shall be prima facie evidence of the information contained therein. Upon request of the Trustee, CoBank shall certify to the Trustee any or all of such information and such certification shall constitute prima facie evidence of the information contained therein.

(b)      Form of CoBank Series B Bonds

                  The Bonds of the CoBank Series B and the Trustee's authentication certificate to be executed on the Bonds of said series shall be substantially in the forms set forth in this Section, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters. numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Bonds, as evidenced by their execution of such Bonds.

                     [FORM OF FACE OF COBANK SERIES B BONDS]

         THIS NEW BOND, COBANK SERIES B, HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACT OR IN RELIANCE UPON AN APPLICABLE EXEMPTION FROM REGISTRATION UNDER SUCH ACT.



                       Chugach Electric Association, Inc.

TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 2, Page iv

                         New Bond, CoBank Series B, Due

                  No: CoBank B-___                            $
                                                                ----------------

                  Chugach Electric Association, Inc., an Alaska electric cooperative (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CoBank (the "Lender"), or registered assigns, (1) the principal sum of ____________ Dollars, (2) interest thereon (computed on the actual number of days the principal balance of this Bond is Outstanding on the basis of a 360 day year), from the date of issuance, at the rate or rates hereafter provided for, which interest shall be payable on each Regular Interest Payment Date with respect to the principal balance Outstanding from time to time during the calendar month most recently ended prior to such Regular Interest Payment Date, and (3) a Redemption Premium in the amounts (if any) hereinafter provided. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture described on the reverse hereof. be paid to the Person in whose name this Bond (or one or more predecessor Bonds) is registered at the close of business on the Regular Record Date (as defined below) for such interest.

                  Payments of the principal of (and premium, if any) and interest on this Bond shall be made to the Holder hereof by wire transfer of immediately available funds. Wire transfers shall be made to the following account (or to such other account as CoBank may designate by notice) and shall be in time to be received prior to 3:00 p.m., Mountain time, on the date each payment is due:

                      Name of Bank:    CoBank, ACB
                      Location of Bank:Englewood, Colorado
                      ABA Routing No.: 307088754
                      Reference: (22020105 - Chugach Electric Association, Inc.)

                  This Bond will mature on the Maturity Date stated above. The principal amount of this Bond shall be repaid in accordance with the following amortization schedule:

         Date                           Principal Amount Due
              ---------------------                          -------------------

                  Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Bond shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 2, Page v

                  IN WITNESS WHEREOF, the Company has caused this Bond to be duly executed. Dated: _________________________

                                              CHUGACH ELECTRIC ASSOCIATION, INC.


Attest:                                     By:
       -----------------------                   -------------------------------
       [Assistant] Secretary                     Authorized Officer

                 ----------------------------------------------

                   (FORM OF REVERSE OF COBANK SERIES B BONDS)

                  This is one of the Bonds referred to in and secured by the Indenture of Trust dated as of September 15, 1991, by and between Chugach Electric Association, Inc. and Security Pacific Bank Washington, N.A., as trustee, as the same may be amended and effective from time to time prior to the Release Date (as defined therein) (the "Pre-Release Indenture"), under which the undersigned now acts as trustee (the "Trustee," which term includes any successor trustee under the Indenture). From and after the Release Date (as defined in the Tenth Supplemental Indenture of Trust to the Pre-Release Indenture), this shall constitute one of the unsecured Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture dated March ___, 2001, between Chugach Electric Association, Inc. and U.S. Bank Trust National Association, the form of which is attached as Exhibit A to such Tenth Supplemental Indenture (the "Amended and Restated Indenture"), which Amended and Restated Indenture amends and supersedes the Pre-Release Indenture in its entirety from and after the Release Date. The Pre-Release Indenture, including all indentures supplemental thereto and effective prior to the Release Date, contains a statement of the description of the properties thereby mortgaged, pledged and assigned, the nature and extent of the security and the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Bonds and of the terms upon which the Bonds are, and are to be, authenticated and delivered, in each case prior to the Release Date. The Amended and Restated Indenture, including all indentures supplemental thereto, contains a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Obligations and of the terms upon which the Obligations are, and are to be, authenticated and delivered from and after the Release Date. From and after the Release Date, the term "Bond" as used in this instrument shall be construed to mean "Obligation" as that term is used in the Amended and Restated Indenture and all indentures supplemental thereto. The term "Indenture" as used herein means the Pre-Release Indenture prior to the Release Date and the Amended and Restated Indenture from and after the Release Date.

                  The  unpaid  principal  balance of this  CoBank  Series B Bond

TENTH SUPPLEMENTAL
INDENTURE OF TRUST - Appendix 2, Page vi shall bear interest in accordance with one or more of the following interest rate options, as selected by the Company in accordance with the terms hereof:

                  (i) Variable Rate Option. At a rate per annum equal to the rate of interest established by CoBank in its sole discretion in each instance (subject to the limitations contained in the immediately following sentence) on the first Business Day of each week (the "Variable Rate Option"). The rate established by CoBank may not exceed CoBank's National Variable Rate on that day plus 1/4 of 1% per annum and shall be effective until the first Business Day of the next week. Each change in the rate shall be applicable to all balances subject to this Variable Rate Option and information about the then current rate shall be made available upon telephonic request.

                  (ii) Fixed Rate Option. At a fixed rate per annum to be quoted by CoBank in its sole discretion (the "Fixed Rate Option"). Under this option, balances of $100,000 or more may be fixed for such periods as may be agreeable to CoBank in its sole discretion in each instance.

                  [The Company has initially selected the Fixed Rate Option with respect to [$________] [the entire amount] of the original principal amount of this Bond, and the fixed interest rate applicable to [such portion of] this Bond is _____% per annum and the period for which such rate is fixed [for such portion] commences on the date of this Bond and ends on ____________________.] [The Company has initially selected the Variable Rate Option with respect to [$_________] [the entire amount] of the original principal amount of this Bond, and the initial interest rate applicable to [such portion of] this Bond is _____% per annum.] The Company may, on any Business Day, elect to convert any portion of this CoBank Series B Bond bearing interest at the Variable Rate Option to the Fixed Rate Option. In addition, on the last day of each fixed rate period, the Company may, subject to the terms hereof, elect to fix the rate for an additional period or convert the balance to the Variable Rate Option. In the absence of any such election, interest shall automatically accrue on such balance at (and the Company shall be deemed to have elected to convert such balance to) the Variable Rate Option. All elections provided for herein shall be made telephonically or in writing and shall become effective if received by 2:00 p.m. Mountain time on the applicable Business Day.

                  Until the principal is completely repaid whether at Stated Maturity or by reason of redemption, interest on this Bond shall be payable monthly in arrears on each Regular Interest Payment Date, with the first such payment due on the Regular Interest Payment Date in the month immediately following the month in which this Bond is issued. Interest shall be calculated on the actual number of days this Bond is outstanding on the basis of a year consisting of 360 days. In calculating interest, the date this Bond is issued shall be included and the date each installment of principal is paid shall, if such installment is received before 3:00 p.m. Mountain time, be excluded.

TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 2, Page vii

                  If the Company fails to make any payment required to be made under the terms of this Bond or under the terms of the Credit Agreement when due, then at CoBank's option in each instance (and automatically following an acceleration or the date fixed by the Company for redemption), such payment shall bear interest from the date due to the date such amount is paid in full at the Default Rate. All interest provided for in this paragraph, together with all overdue amounts, shall be payable upon demand.

                  This Bond is subject to redemption at any time, upon at least twenty (20) Business Days' notice to the Holder hereof, as a whole or in part in multiples of $1,000, at the election of the Company, at a Redemption Price equal to 100% of the principal amount being redeemed, plus the Redemption Premium, if any, with respect to this Bond, together with accrued interest to the Redemption Date on the principal amount being redeemed, but interest installments whose Interest Payment Date is on or prior to such Redemption Date will be payable on or before such Interest Payment Date to the Holder of this Bonds at the close of business on the relevant Regular Record Dates. In the event this Bond is redeemed in part, such redemption shall be applied to the remaining principal installments on this Bond in the inverse order of their maturity and to such fixed and variable rate balances outstanding on this Bond as selected by the Holder. CoBank (if CoBank shall then be the Holder) shall not be obligated to present (for notation or otherwise) this Bond in connection with any partial redemption, but by accepting any CoBank Series B Bond CoBank shall be deemed to have irrevocably agreed that it shall not at any time sell, transfer or otherwise dispose of this Bond following any partial redemption of this Bond unless, prior to delivery thereof by CoBank to any transferee, CoBank shall have presented this Bond to the Trustee for notation hereon of the portion of the principal hereof redeemed or shall have surrendered this Bond in exchange for a new CoBank Series B Bond for the unredeemed balance of the principal hereof. In addition, CoBank (if CoBank shall then be the Holder) shall not be obligated to present this Bond in connection with a full redemption of this Bond, unless payment in full shall first have been received by CoBank.

                  If any Interest Payment Date or Principal Payment Date is not a Business Day, then such payment shall be made on the next Business Day and such extension shall be included in calculating the amount of interest owing hereunder.

                  If an Event of Default with respect to the Bonds shall occur and be continuing, the principal of the Bonds may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of Bonds under the Indenture at any time by the Company with the consent of the Holders of a

TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 2, Page viii
majority in aggregate principal amount of Bonds of all series at the time outstanding affected by such modification. The Indenture also contains provisions permitting the Holders of a majority in principal amount of Bonds at the time Outstanding, on behalf of the Holders of all Bonds to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Bond shall be conclusive and binding upon such Holder and upon all future Holders of this Bond and of any bond issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Bond.

                  No reference herein to the Indenture and no provisions of this Bond or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Bond at the times, places and rates, and in the coin or currency, herein provided.

                  Pursuant to Section 34.20.160 of the Alaska Statutes, notice is hereby given that the Company is personally obligated and fully liable for the amount due under this Bond and the Holder of this Bond has the right to sue on this Bond and obtain a personal judgment against the Company for satisfaction of the amount due hereunder either before or after a judicial foreclosure of the lien (if any) of the Indenture under Sections 09.45.170 through 09.45.220 of Alaska Statutes.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Bond is registrable in the Bond Register. Upon surrender of this Bond for registration of transfer at the office or agency of the company in Anchorage, Alaska, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Bond Registrar duly executed by the Holder hereof or the Holder's attorney duly authorized in writing, one or more new Bonds of this series. of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Bonds of this series are issuable only in registered form without coupons in denomination of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Bonds of this series are exchangeable for a like aggregate principal amount of Bonds of this series of a different authorized denomination, but of the same maturity and interest rate or interest rate formula, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 2, Page ix

                  Prior to due presentment of this Bond for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Bond is registered as the owner hereof for all purposes, whether or not this Bond is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  As used herein, the term:

                  "Business Day" means any day on which CoBank and the Trustee are open for business.

                  "CoBank" means the CoBank, ACB.

                  "CoBank Series B Bond" means a New Bond, CoBank Series B.

                  "Credit Agreement" means that Credit Agreement secured hereby dated as of June 22, 1994, between CoBank and the Company, as amended by Amendment No. 1 to National Bank for Cooperatives Credit Agreement dated as of June 1, 1997, and as the same may be amended or restated from time to time, or such other Credit Agreement as may hereafter exist between CoBank and the Company relating to the issuance of CoBank Series B Bonds.

                  "Default Rate" means 4% per annum in excess of the rate or rates that would otherwise be in effect during the period from the date due until the date paid under the Variable Rate Option; provided, however, after acceleration or the date fixed for redemption, the Default Rate shall mean, in the case of the unpaid principal balance of this Bond, 4% per annum in excess of the rate(s) that would otherwise have been in effect on such principal balance from the date when due to the date paid in accordance with the terms of this Bond.

                  "Interest Payment Date" with respect to any CoBank Series B Bond means a Regular Interest Payment Date with respect to such Bond.

                  "Interest Period" means a calendar month.

                  "Maturity Date" with respect to this CoBank Series B Bond means the due date set forth on the face hereof.

                  "National Variable Rate" shall mean the rate of interest established by CoBank from time to time as its National Variable Rate. The National Variable Rate is intended by CoBank to be a reference rate, and CoBank may charge other borrowers rates at, above, or below that rate.

                  "Principal Payment Date" with respect to this CoBank Series B Bond means each date on which a payment of principal is required to be made on this CoBank Series B Bond pursuant to the amortization schedule set forth on the face hereof.

TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 2, Page x

                  "Redemption Premium" with respect to this CoBank Series B Bond means the premium due upon the redemption or repricing of any portion of this CoBank Series B Bond then subject to a fixed rate of interest calculated by CoBank in accordance with its methodology and equal to the present value of the difference between: (A) the amount of interest which would have accrued on such portion during the remainder of the applicable fixed rate period; less (B) the amount of interest that CoBank would earn if such portion were reinvested for the remaining fixed rate period in U.S. Treasury obligations having a weighted average life approximately equal to the weighted average life of the balance being prepaid (or in the event no such obligations then exist, the rate estimated by CoBank in accordance with its then current methodology to be its all-in cost to fund a new loan having a weighted average life equal to the weighted average life of the balance being prepaid). For the purpose of calculating present value, the discount rate will be the rate of interest accruing on the U.S. Treasury obligations selected in (B) above (or CoBank's estimated cost, as the case may be).

                  "Regular Interest Payment Date" with respect to this CoBank Series B Bond means the 20th day of each calendar month.

                  "Regular Record Date" for the payment of interest on this CoBank Series B Bond payable, and punctually paid or duly provided for, on any Interest Payment Date means the last day (whether or not a Business Day) of the calendar month next preceding such Interest Payment Date.

                  All other capitalized terms used in this Bond shall have the meanings assigned to them in the Indenture.

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION
                           FOR CO-BANK SERIES B BONDS]

                  This is one of the Bonds referred to in and secured by the Indenture of Trust dated as of September 15, 1991, by and between Chugach Electric Association, Inc. and Security Pacific Bank Washington, N.A., as the same may be amended and effective from time to time prior to the Release Date (the "Pre-Release Indenture"), under which the undersigned now acts as Trustee. From and after the Release Date (as defined in the Tenth Supplemental Indenture of Trust to the Pre-Release Indenture), this shall constitute one of the unsecured senior Obligations referred to in and entitled to the benefits of that Amended and Restated Indenture dated March ___, 2001, between Chugach Electric Association, Inc. and U.S. Bank Trust National Association, the form of which is attached as Exhibit A to such Tenth Supplemental Indenture (the "Amended and Restated Indenture"), which Amended and Restated Indenture amends and supersedes

TENTH SUPPLEMENTAL
INDENTURE OF TRUST - Appendix 2, Page xi the Pre-Release Indenture in its entirety from and after the Release Date.

                                   -----------------------------------
                                   As Trustee


                                   By:
                                      -----------------------------------
                                            Authorized Signatory



TENTH SUPPLEMENTAL
INDENTURE OF TRUST -  Appendix 2, Page xii

                                    EXHIBIT A
                        (Amended and Restated Indenture)

           [TO BE ATTACHED - See Registration Statement Exhibit 4.12]